EXHIBIT 99.1

Jos. A. Bank Statement on Men's Wearhouse Revised Tender Offer

HAMPSTEAD, Md., Feb. 24, 2014 (GLOBE NEWSWIRE) -- Jos. A. Bank Clothiers, Inc. (Nasdaq:JOSB) (the "Company") today said that its Board of Directors will review all aspects of the revised, unsolicited tender offer for the Company announced today by The Men's Wearhouse, Inc. (NYSE:MW) and will make a recommendation to stockholders in due course.

The Company's stockholders are advised to take no action on the tender offer until the Company's Board of Directors has announced its recommendation.

Goldman, Sachs & Co. and Financo, LLC are serving as financial advisors to the Company, Skadden, Arps, Slate, Meagher & Flom LLP and Guilfoil Petzall & Shoemake, L.L.C. are serving as legal advisors and Innisfree M&A Incorporated is serving as proxy solicitor.

ABOUT JOS. A. BANK

Jos. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers, retailers and direct marketers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 629 stores in 44 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the NASDAQ under the symbol "JOSB."

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. The forward-looking statements include assumptions about our operations, such as cost control, market conditions, liquidity and financial condition. These statements also include assumptions about our previously announced proposed acquisition of Eddie Bauer by Jos. A. Bank (including its advantages and disadvantages, potential synergies, results, effects and timing) that may or may not be realized.

Risks and uncertainties that may affect our business or future financial results include, among others, risks associated with domestic and international economic activity, weather, public health and other factors affecting consumer spending (including negative changes to consumer confidence and other recessionary pressures), higher energy and security costs, the successful implementation of our growth strategy (including our ability to finance our expansion plans), the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials (such as wool and cotton) and other production inputs (such as labor costs), seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs (including compliance with relevant legal requirements), the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors.

Additional factors that could cause future results or events to differ from those we expect are those risks discussed under Item 1A, "Risk Factors," in the Jos. A. Bank Annual Report on Form 10-K for the fiscal year ended February 2, 2013, the Jos. A. Bank Quarterly Report on Form 10-Q for the quarter ended May 4, 2013, the Jos. A. Bank Quarterly Report on Form 10-Q for the quarter ended August 3, 2013, the Jos. A. Bank Quarterly Report on Form 10-Q for the quarter ended November 2, 2013 and other reports filed by Jos. A. Bank with the SEC. Please read our "Risk Factors" and other cautionary statements contained in these filings. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise, except to the extent required by applicable law, including the requirements of Rule 14d-9(c) under the Securities and Exchange Act of 1934, as amended, and Schedule 14D-9. As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.

ADDITIONAL INFORMATION

This press release does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer for the shares of Jos. A. Bank commenced by The Men's Wearhouse, Inc. and Java Corp., Jos. A. Bank has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. Any solicitation/recommendation statement filed by Jos. A. Bank that is required to be mailed to stockholders will be mailed to stockholders of Jos. A. Bank. INVESTORS AND STOCKHOLDERS OF JOS. A. BANK ARE URGED TO READ THE SOLICITATION / RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain free copies of the solicitation/recommendation statement and other documents (when available) filed with the SEC by Jos. A. Bank free of charge through the website maintained by the SEC at www.sec.gov. In addition, the solicitation/recommendation statement and other materials related to Men's Wearhouse's unsolicited proposal may be obtained from Jos. A. Bank free of charge by directing a request to Jos. A. Bank's Investor Relations Department, Jos. A. Bank Clothiers, Inc., 500 Hanover Pike, Hampstead, MD 21074, 410.239.5900.

ISSUER TENDER OFFER

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF JOS. A. BANK'S COMMON STOCK. THE TENDER OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT THE COMPANY DISTRIBUTED TO ITS STOCKHOLDERS AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). STOCKHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. STOCKHOLDERS AND INVESTORS MAY OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT THE COMPANY WILL SHORTLY BE FILING WITH THE SEC AT THE SEC'S WEBSITE AT WWW.SEC.GOV OR BY CALLING INNISFREE M&A INCORPORATED, THE INFORMATION AGENT FOR THE TENDER OFFER, AT THE TELEPHONE NUMBERS SET FORTH BELOW. STOCKHOLDERS AND INVESTORS WHO HAVE QUESTIONS OR NEED ASSISTANCE MAY CALL GOLDMAN, SACHS & CO. DIRECT AT (212) 902-1000 OR TOLL-FREE AT (800) 323-5678 OR INNISFREE M&A INCORPORATED TOLL-FREE AT (888) 750-5834 OR (212) 750-5833.

CONTACT: For Jos. A. Bank - Media:
         Thomas Davies/Molly Morse
         Kekst and Company
         212-521-4873/212-521-4826
         thomas-davies@kekst.com
         molly-morse@kekst.com

         For Jos. A. Bank - Investment Community:
         David E. Ullman
         EVP/CFO
         410-239-5715